QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT

    I, Stephen Garcia, certify that:

  1.
  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of MRV Communications, Inc.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2012	/s/ STEPHEN GARCIA Stephen Garcia Chief Financial Officer (Principal Financial Officer)

QuickLinks

  Exhibit 31.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT